Exhibit 99.1

B. Riley Financial Reports Financial Results for First Quarter 2017

LOS ANGELES, CA – May 10, 2017 – B. Riley Financial, Inc. (NASDAQ: RILY), a diversified provider of financial and business advisory services, reported results for the first quarter ended March 31, 2017.

First Quarter 2017 Financial Highlights

•	Total revenues of $52.9 million; net income of $14.0 million or $0.71 per diluted share
•	Adjusted EBITDA of $15.0 million; adjusted net income of $7.7 million or $0.39 per diluted share
•	Declares special dividend of $0.08 per share in addition to regular dividend of $0.08 per share

First Quarter 2017 Financial Results

Total revenues for the first quarter of 2017 were $52.9 million compared to $19.9 million in the same year-ago period. The significant increase was primarily due to higher revenues from the company’s Capital Markets and Auction and Liquidation segments as well as the addition of the Principal Investments - United Online segment, which was acquired on July 1, 2016.

•	Capital Markets Segment: Revenue was $17.7 million, a significant improvement from $5.6 million in the same year-ago period. The $12.1 million increase in revenue was primarily due to higher investment banking fees, trading income, and commissions earned. Segment income increased to $6.6 million from a loss of $0.6 million in the same year-ago period.

•	Auction and Liquidation Segment: Revenue was $14.0 million compared to $6.9 million in the same year-ago period. The increase in revenue was primarily due to a $7.1 million increase in services and fees. Segment income decreased to $1.8 million from $2.2 million in the same year-ago period.

•	Valuation and Appraisal Segment: Revenue was $7.8 million compared to $7.5 million in the same year-ago period. The revenue increase of $0.3 million was primarily due to an increase in revenues related to appraisal engagements. Segment income totaled $2.0 million compared to $2.1 million in the same year-ago period.

•	Principal Investments – United Online Segment: Revenues from services and fees, as well as the sale of products totaled $13.4 million primarily from services and fees for internet access and related subscription services. Segment income totaled $4.2 million.

Net income for the first quarter of 2017 totaled $14.0 million or $0.71 per diluted share, compared to $0.2 million or $0.01 per diluted share in the same year-ago period.

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, transaction and restructuring expenses, and share based compensation) for the first quarter of 2017 totaled $15.0 million, compared to $1.2 million in the same year-ago period. (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP term).

Adjusted net income (excluding the impact of share-based payments, amortization of acquired intangible assets, restructuring costs, insurance settlement recovery and transaction costs, net of related tax impact thereof) for the first quarter of 2017 totaled $7.7 million or $0.39 per diluted share, compared to $0.6 million or $0.04 per diluted share in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP term).

At March 31, 2017, the company had $71.5 million of unrestricted cash and $39.4 million of net investments in securities. Total shareholder equity at March 31, 2017 was $161.1 million.

Declaration of Dividend

On May 10, 2017, the company's board of directors approved a regular quarterly dividend of $0.08 per share and a one-time special dividend of $0.08 per share, which will be paid on or about May 31, 2017 to stockholders of record on May 23, 2017.

Management Commentary

“Our financial results for the first quarter were strong across the board, marking another highly profitable quarter for our company,” said company chairman and CEO, Bryant Riley. “We were pleased that the quarter’s performance was driven by multiple lines of business that are uncorrelated to each other, including our Capital Markets and United Online business. We believe this performance demonstrates the attractiveness of our business model, which is strategically designed to provide us with multiple sources of recurring revenue and cash flow, as well as opportunities to generate outsized returns, particularly from our retail asset disposition business as we did in the fourth quarter of last year.

“Our most notable development in the first quarter was our previously announced agreement to acquire FBR & Co., which we expect to close in early June. We are excited about the potential benefit that our company will generate with the increased scale, reach and capabilities achieved through the merger with FBR. We believe we will be ideally situated to expand our market-leading position in the small-cap investment banking space while also realizing attractive cross-selling opportunities across our highly unique and increasingly diversified financial services platform.

“Additionally, we continue to explore opportunities to expand our capabilities and add complementary businesses to our group of financial services. To this end, we recently announced that we have acquired the rights to manage certain hedge funds managed by Dialectic Capital Management and that John Fichthorn has joined the company as the Head of Alternative Investments. With the addition of Mr. Fichthorn and the Dialectic funds, our B. Riley Capital Management business will have nearly $1 billion in assets under management.”

Conference Call

B. Riley Financial will host a conference call today (May 10, 2017) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). The company’s Chairman and CEO, Bryant Riley, President Tom Kelleher, and CFO and COO, Phillip Ahn, will host the conference call, followed by a question and answer period.

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

Toll-Free Number: 800-319-4610

International Number: 631-891-4304

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About B. Riley Financial, Inc.

B. Riley Financial, Inc. (NASDAQ: RILY) is a publicly traded, diversified financial services company which takes a collaborative approach to the capital raising and financial advisory needs of public and private companies and high net worth individuals. The company also makes proprietary investments in other businesses where B. Riley Financial, Inc. is uniquely positioned to leverage its expertise and assets in order to maximize value. The Company operates through several wholly-owned subsidiaries, including B. Riley & Co., LLC (www.brileyco.com), Great American Group, LLC (www.greatamerican.com), Great American Capital Partners (www.gacapitalpartners.com) and B. Riley Capital Management, LLC (which includes B. Riley Asset Management and B. Riley Wealth Management, (www.brileywealth.com). Since the acquisition of United Online, Inc. (www.untd.com) in July 2016, B. Riley Financial, Inc. also provides internet access services under the NetZero and Juno brands.

Forward-Looking Statements

This press release may contain forward-looking statements by B. Riley Financial, Inc. that are not based on historical fact, including, without limitation, statements containing the words "expects," "anticipates," "intends," "plans," “projects,” "believes," "seeks," "estimates" and similar expressions and statements. Such forward looking statements include, but are not limited to, express or implied statements regarding future financial performance and future dividends, the effects of our business model, the effects of our balance sheet and credit facility on our ability to pursue business opportunities, the effects of the United Online, Inc. acquisition, the effects of our acquisition of rights to manage certain hedge funds managed by Dialectic Capital Management, the anticipated benefits of our pending acquisition of FBR & Co. and related actions, expectations regarding future transactions and the financial impact, size and consistency of returns and timing thereof, as well as statements regarding the effect of investments in our business segments. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include risks associated with large engagements in our Auction and Liquidation segment; the possibility that the pending acquisition of FBR & Co. does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all; lower FBR & Co. earnings and/or higher FBR & Co. transaction and other expenses; our ability to achieve expected cost savings or other benefits with respect to the acquisition of United Online, Inc., our acquisition of rights to manage certain hedge funds managed by Dialectic Capital Management or the pending acquisition of FBR & Co., in each case within expected time frames or at all; our ability to consummate anticipated transactions and the expected financial impact thereof, in each case within the expected timeframes or at all; our ability to successfully integrate recent and pending acquisitions; loss of key personnel; our ability to manage growth; the potential loss of financial institution clients; the timing of completion of significant engagements; and those risks described from time to time in B. Riley Financial, Inc.'s filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2016 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial, Inc. undertakes no duty to update this information.

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No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information about the Pending Acquisition of FBR & Co. and Where to Find It

Stockholders are urged to carefully review and consider each of B. Riley Financial, Inc.’s and FBR & Co.’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. In connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co., B. Riley Financial, Inc. has filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) that includes a Joint Proxy Statement of B. Riley Financial, Inc. and FBR & Co. and a Prospectus of B. Riley Financial, Inc. (the “Joint Proxy/Prospectus”), as well as other relevant documents concerning the transaction. Stockholders of B. Riley Financial, Inc. and FBR & Co. are urged to carefully read the Registration Statement and the Joint Proxy/Prospectus regarding the pending acquisition of FBR & Co. in their entirety and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information. The Joint Proxy/Prospectus has been sent to the stockholders of B. Riley Financial, Inc. and FBR & Co. The Joint Proxy/Prospectus and other relevant materials filed with the SEC may be obtained free of charge at the SEC’s Website at http://www.sec.gov. FBR & Co. AND B. RILEY FINANCIAL, Inc. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY/PROSPECTUS AND THE OTHER RELEVANT MATERIALS BEFORE VOTING ON THE TRANSACTION.

Investors will also be able to obtain these documents, free of charge, from FBR & Co. by accessing FBR & Co.’s website at www.fbr.com under the tab “Investor Relations” or from B. Riley Financial, Inc. at www.brileyfin.com under the tab “Investor Relations.” Copies can also be obtained, free of charge, by directing a written request to B. Riley Financial, Inc., Attention: Corporate Secretary, 21255 Burbank Boulevard, Suite 400, Woodland Hills, California 91367 or to FBR & Co., Attention: Corporate Secretary, 1300 North Seventeenth Street, Arlington, Virginia 22209.

Participants in Solicitation

B. Riley Financial, Inc. and FBR & Co. and their directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies from the stockholders of FBR & Co. or B. Riley Financial, Inc. in connection with B. Riley Financial, Inc.’s pending acquisition of FBR & Co.. Information about the directors and executive officers of B. Riley Financial, Inc. and their ownership of B. Riley Financial, Inc. common stock is set forth in the proxy statement for B. Riley Financial, Inc.’s 2017 annual meeting of stockholders, which is included in the Joint Proxy/Prospectus. Information about the directors and executive officers of FBR & Co. and their ownership of FBR & Co. common stock is set forth in the Joint Proxy/Prospectus and in FBR & Co.’s Form 10-K/A filed with the SEC on April 21, 2017. Additional information regarding the interests of those participants and other persons who may be deemed participants in the pending acquisition of FBR & Co. may be obtained by reading the Joint Proxy/Prospectus. Free copies of these documents may be obtained as described in the preceding paragraph.

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Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including adjusted EBITDA and adjusted Net Income, may be considered non-GAAP financial measures. B. Riley Financial, Inc. believes this information is useful to investors because it provides a basis for measuring the company’s available capital resources, the operating performance of its business and its cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, transaction expenses and stock-based compensation that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles ("GAAP"). In addition, the company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the company’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the company may not be comparable to similarly titled amounts reported by other companies. The non-GAAP measures are described above and are reconciled to the corresponding GAAP measure in the unaudited condensed consolidated financial statements portion of this release under the headings “Adjusted EBITDA Reconciliation" and “Adjusted Net Income Reconciliation.”

Investor Contact:

Scott Liolios or Matt Glover

Liolios Group, Inc.

949-574-3860

RILY@liolios.com

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	March 31,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,541	$112,105
Restricted cash	518	3,294
Securities and other investments owned, at fair value	41,093	16,579
Accounts receivable, net	18,022	18,989
Due from related parties	4,267	3,009
Advances against customer contracts	1,474	427
Prepaid expenses and other current assets	3,592	3,578
Total current assets	140,507	157,981
Property and equipment, net	5,409	5,785
Goodwill	48,903	48,903
Other intangible assets, net	39,239	41,166
Deferred income taxes	18,894	8,619
Other assets	1,981	2,164
Total assets	$254,933	$264,618
Liabilities and Equity
Current liabilities:
Accounts payable	$2,498	$2,703
Accrued payroll and related expenses	6,159	15,738
Accrued value added tax payable	169	6,371
Income taxes payable	15,260	9,691
Accrued expenses and other liabilities	18,389	18,505
Deferred revenue	3,815	4,130
Due to related parties and partners	416	10,037
Securities sold not yet purchased	1,659	846
Acquisition consideration payable	10,381	10,381
Mandatorily redeemable noncontrolling interests	3,850	4,019
Contingent consideration- current portion	—	1,242
Total current liabilities	62,596	83,663
Other liabilities	2,578	2,863
Senior notes payable	27,754	27,700
Total liabilities	92,928	114,226
Commitments and contingencies
B. Riley Financial, Inc. stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued		—
Common stock, $0.0001 par value; 40,000,000 shares authorized; 19,307,008 and 19,140,342 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	2	2
Additional paid-in capital	143,228	141,170
Retained earnings	18,888	9,887
Accumulated other comprehensive loss	(1,067)	(1,712)
Total B. Riley Financial, Inc. stockholders' equity	161,051	149,347
Noncontrolling interests	954	1,045
Total equity	162,005	150,392
Total liabilities and equity	$254,933	$264,618

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2017	2016

Revenues:
Services and fees	$52,818	$19,944
Sale of goods	79	2
Total revenues	52,897	19,946
Operating expenses:
Direct cost of services	17,601	6,683
Cost of goods sold	59	2
Selling, general and administrative expenses	24,152	11,596
Restructuring charge	374	—
Total operating expenses	42,186	18,281
Operating income	10,711	1,665
Other income (expense):
Interest income	132	3
Interest expense	(791)	(132)
Income before income taxes	10,052	1,536
Benefit (provision) for income taxes	3,849	(166)
Net income	13,901	1,370
Net (loss) income attributable to noncontrolling interests	(120)	1,122
Net income attributable to B. Riley Financial, Inc.	$14,021	$248

Basic income per share	$0.73	$0.02
Diluted income per share	$0.71	$0.01
Cash dividends per share	$0.26	$0.00
Weighted average basic shares outstanding	19,181,749	16,490,178
Weighted average diluted shares outstanding	19,626,574	16,553,953

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$13,901	$1,370
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	2,042	203
Provision (recoveries) for doubtful accounts	325	(20)
Share based compensation	907	437
Non-cash interest and other	15	31
Effect of foreign currency on operations	(1,167)	–
Deferred income taxes	(9,124)	152
Income allocated and fair value adjustment for mandatorily redeemable noncontrolling interests	402	425
Change in operating assets and liabilities:
Accounts receivable and advances against customer contracts	(347)	6,442
Securities and other investments owned	(24,514)	(67)
Goods held for sale or auction	–	2
Prepaid expenses and other assets	242	(2,060)
Accounts payable, accrued payroll and related expenses, accrued value added tax payable and other accrued expenses	(11,127)	(6,643)
Amounts due to (from) related parties and partners	(10,908)	(1,556)
Securities sold, not yet purchased	813	239
Deferred revenue	(315)	–
Net cash used in operating activities	(38,855)	(1,045)
Cash flows from investing activities:
Purchases of property and equipment	(191)	(18)
Proceeds from sales of property and equipment	6	–
Proceeds from sale of intangible assets	453	–
Decrease (increase) in restricted cash	2,852	(1)
Net cash provided by (used in) investing activities	3,120	(19)
Cash flows from financing activities:
Repayment of revolving line of credit	–	(272)
Payment of contingent consideration	(1,250)	(1,250)
Dividends paid	(5,020)	–
Distribution to noncontrolling interests	(571)	(665)
Net cash used in financing activities	(6,841)	(2,187)
Decrease in cash and cash equivalents	(42,576)	(3,251)
Effect of foreign currency on cash	2,012	25
Net decrease in cash and cash equivalents	(40,564)	(3,226)
Cash and cash equivalents, beginning of period	112,105	30,012
Cash and cash equivalents, end of period	$71,541	$26,786
Supplemental disclosures:
Interest paid	$1,386	$7
Taxes paid	$71	$369

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
	2017	2016
Capital markets reportable segment:
Revenues - Services and fees	$17,723	$5,564
Selling, general, and administrative expenses	(10,969)	(6,174)
Depreciation and amortization	(127)	(21)
Segment (loss) income	6,627	(631)
Auction and Liquidation reportable segment:
Revenues - Services and fees	13,996	6,907
Revenues - Sale of goods	-	2
Total revenues	13,996	6,909
Direct cost of services	(10,334)	(3,418)
Cost of goods sold	-	(2)
Selling, general, and administrative expenses	(1,850)	(1,225)
Depreciation and amortization	(5)	(41)
Segment income	1,807	2,223
Valuation and Appraisal reportable segment:
Revenues - Services and fees	7,796	7,473
Direct cost of services	(3,672)	(3,265)
Selling, general, and administrative expenses	(2,080)	(2,119)
Depreciation and amortization	(44)	(29)
Segment income	2,000	2,060
Principal Investments - United Online segment:
Revenues - Services and fees	13,303	-
Revenues - Sale of goods	79	-
Total revenues	13,382	-
Direct cost of services	(3,595)	-
Cost of goods sold	(59)	-
Selling, general, and administrative expenses	(3,312)	-
Depreciation and amortization	(1,840)	-
Restructuring costs	(374)	-
Segment income	4,202	-
Consolidated operating income from reportable segments	14,636	3,652
Corporate and other expenses	(3,925)	(1,987)
Interest income	132	3
Interest expense	(791)	(132)
Income before income taxes	10,052	1,536
Benefit (provision) for income taxes	3,849	(166)
Net income	13,901	1,370
Net (loss) income attributable to noncontrolling interests	(120)	1,122
Net income attributable to B. Riley Financial, Inc.	$14,021	$248

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION

(Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,
Adjusted EBITDA reconciliation:	2017	2016

Net Income, as reported	$14,021	$248

Adjustments:
Provision for income taxes	(3,849)	166
Interest expense	791	132
Interest income	(132)	(3)
Depreciation and amortization	2,042	203
Share based compensation	907	437
Transaction related costs (1)	886	17
Restructuring costs	374	-

Total EBITDA adjustments	1,019	952

Adjusted EBITDA	$15,040	$1,200

Note (1): Includes $17k not previously reported as transaction costs related to UOL in 2016.

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B. RILEY FINANCIAL, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME RECONCILIATION

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended March 31,
	2017	2016

Net income attributable to B. Riley Financial, Inc.	$14,021	$248

Adjustments

Share based payments	907	437
Amortization of acquired intangible assets	1,522	112
Restructuring costs	374	—
Insurance settlement recovery	—	—
Transactions related costs	886	17
Income tax effect of adjusting entries	(1,646)	(227)
Tax benefit from tax election to treat acquisition of UOL as a taxable business combination	(8,389)	—
Adjusted net income attributable to B. Riley Financial, Inc.	$7,675	$587

Adjusted income per common share:
Adjusted basic income per share	$0.40	$0.04
Adjusted diluted income per share	$0.39	$0.04

Shares used to calculate adjusted basic net income per share	19,181,749	16,490,178
Shares used to calculate adjusted diluted net income per share	19,626,574	16,553,953

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